UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010

UFP Technologies, Inc.

(Exact Name Of Registrant As Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(IRS Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On August 3, 2010, the Company issued a press release announcing its financial results for the second quarter ended June 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference.    The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements.     Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements.  Please refer to the cautionary note in the press release regarding these forward-looking statements.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 9, 2010, whereby the stockholders voted: (i) to elect two Class-II directors for terms of office until the 2013 Annual Meeting of Stockholders, and (ii) to ratify CCR LLP as Independent Registered Public Accountants.

(i)        Votes for the election of directors were cast as follows:

	For	Withheld	Abstained	Broker Non-Vote
Kenneth L. Gestal	2,477,091	772,750	—	1,772,233
Thomas Oberdorf	3,156,325	93,516	—	1,772,233

(ii)       Votes to ratify CCR LLP as Independent Registered Public Accountants:

For	Against	Abstained	Broker Non-Vote
5,017,420	4,454	200	—

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated August 3, 2010 of UFP Technologies, Inc. announcing its financial results for the second quarter ended June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2010	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 3, 2010 of UFP Technologies, Inc. announcing its financial results for the second quarter ended June 30, 2010.